UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
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DARDEN RESTAURANTS, INC.
(Name of Registrant as Specified in Its Charter)

STARBOARD VALUE AND OPPORTUNITY MASTER FUND LTD
STARBOARD VALUE AND OPPORTUNITY S LLC
STARBOARD VALUE AND OPPORTUNITY C LP
STARBOARD LEADERS DELTA LLC
STARBOARD LEADERS FUND LP
STARBOARD VALUE GP LLC
STARBOARD PRINCIPAL CO LP
STARBOARD PRINCIPAL CO GP LLC
STARBOARD VALUE A LP
STARBOARD VALUE A GP LLC
STARBOARD VALUE R LP
STARBOARD VALUE R GP LLC
JEFFREY C. SMITH
MARK R. MITCHELL
PETER A. FELD
BRADLEY D. BLUM
CHARLES M. SONSTEBY
ROBERT MOCK
CRAIG S. MILLER

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Starboard Value LP, together with the other participants named herein (collectively, “Starboard”), has made a definitive filing with the Securities and Exchange Commission of a solicitation statement and an accompanying WHITE request card to be used to solicit requests from shareholders of Darden Restaurants, Inc. (the “Company”) to call a special meeting of shareholders to approve a non-binding resolution urging the Board of Directors of the Company not to approve any agreement or proposed transaction involving a separation or spin-off of the Company’s Red Lobster business prior to the 2014 Annual Meeting of Shareholders unless such agreement or transaction would require shareholder approval.

On April 1, 2014, Starboard Value LP issued the following press release.

STARBOARD FILES DETAILED INVESTOR PRESENTATION AND
DETAILED REAL ESTATE PRIMER ON DARDEN

Investor Presentation Highlights Serious Concerns with Proposed Red Lobster Separation and Why a Special Meeting is Critical for Shareholders to Express Their Views and Influence the Red Lobster Separation Before it is Too Late

Believes the Red Lobster Separation, as Conceived by Management, Could Destroy Substantial Shareholder Value

Reiterates that Proposed Red Lobster Separation is the Wrong Spin-Off, at the Wrong Time, and for the Wrong Reasons

States Special Meeting is Required Since Darden Appears Intent on Completing the Red Lobster Separation Prior to the 2014 Annual Meeting When All Directors Are up for Election

Real Estate Primer Outlines the Substantial Value Intrinsic to Darden’s Real Estate and a Number of Highly Attractive Alternatives for Darden’s Real Estate Assets, and Refutes Management’s Misleading Statements Regarding Debt Breakage Costs

Urges Shareholders to Support Calling a Special Meeting of Shareholders by Consenting on Starboard’s WHITE Request Card Today

NEW YORK, April 1, 2014 -- Starboard Value LP (together with its affiliates, “Starboard”), one of the largest shareholders of Darden Restaurants, Inc. (“Darden” or the “Company”) (NYSE: DRI), with ownership of approximately 5.5% of the outstanding common stock of the Company, announced today that it has issued an investor presentation (the “Investor Presentation”) outlining in detail its serious concerns with the proposed separation of Red Lobster (the “Red Lobster Separation”) and why it believes a special meeting (the “Special Meeting”) is critical to provide shareholders with a forum to express their views and influence the future of Red Lobster before it is too late.  Starboard believes the Red Lobster Separation is the wrong spin-off, at the wrong time, and for the wrong reasons, and that the Special Meeting is necessary because Darden appears intent on completing the Red Lobster Separation prior to the 2014 Annual Meeting of Shareholders, when all directors are up for election.

The Investor Presentation is available at the SEC’s website and can be viewed by clicking the following link: http://tinyurl.com/March31-Investor-Presentation

Starboard has also issued a detailed presentation entitled A Primer on Darden’s Real Estate (the “Real Estate Primer”) outlining the substantial value intrinsic to Darden’s real estate and a number of highly attractive alternatives for Darden’s real estate assets.  Also in the Real Estate Primer, Starboard refutes management’s misleading statements regarding debt breakage costs, among other things.  The Real Estate Primer was developed by Starboard with assistance from Green Street Advisors, the leading independent research firm specializing in real estate and REITs.

The Real Estate Primer is available at the SEC’s website and can be viewed by clicking the following link: http://tinyurl.com/Primer-On-Darden-Real-Estate

STARBOARD URGES SHAREHOLDERS TO ACT NOW!
COMPLETE AND RETURN THE WHITE REQUEST CARD TODAY TO ENSURE OUR VOICES ARE HEARD

If you have any questions or require assistance with your vote, please contact Okapi
Partners LLC toll-free at (877) 869-0171 or email: info@okapipartners.com.

About Starboard Value LP
Starboard Value LP is a New York-based investment adviser with a focused and differentiated fundamental approach to investing in publicly traded U.S. small cap companies. Starboard invests in deeply undervalued small cap companies and actively engages with management teams and boards of directors to identify and execute on opportunities to unlock value for the benefit of all shareholders.

Investor contacts:
Peter Feld, (212) 201-4878
Gavin Molinelli, (212) 201-4828
www.starboardvalue.com

Okapi Partners
Bruce H. Goldfarb/Patrick McHugh
(212) 297-0720